As filed with the Securities and Exchange Commission on September 24, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 24, 2009

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 24, 2009, B&G Foods issued a press release announcing that we closed the sale of an additional 1,500,000 shares of our Class A common stock at $8.00 per share, pursuant to the over-allotment option exercised in full by the underwriters in connection with our public offering that closed on September 18, 2009.

The exercise of the over-allotment option brings the total number of shares of Class A common stock sold by B&G Foods in the public offering to 11,500,000.  The aggregate proceeds of the offering, after deducting underwriting discounts and commissions, were $86.9 million.  B&G Foods expects to use the proceeds of the offering, after deducting other offering expenses, for general corporate purposes, which may include, among other things, the future repayment or retirement of a portion of B&G Foods’ long-term debt, including, without limitation, our 8% senior notes due 2011 or our 12% senior subordinated notes due 2016.

A copy of the press release announcing the closing of the offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Press Release dated September 24, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: September 24, 2009	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel, Secretary and Chief Compliance Officer